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                                                                      EXHIBIT 21


                         Subsidiaries of Cox Radio, Inc.
                               (as of May 1, 1997)

American Comedy Network, Inc.
Birmingham Communications, Inc.
CommercialWorks, Inc.
Cox Kentucky, Inc.
KFI, Inc.
NewCity Communications of Terrell Hills, Inc.
NewCity Communications of Fulton, Inc.
NewCity Communications of Syracuse II, Inc.
NewCity Communications of Oklahoma, Inc.
NewCity Communications of Tulsa II, Inc.
NewCity Communications of Orlando, Inc.
NewCity Communications of Alabama, Inc.
NewCity Communications of Atlanta, Inc.
NewCity Communications of Florida, Inc.
NewCity Communications of London, Inc.
NewCity Communications of Massachusetts, Inc.
NewCity Communications of San Antonio, Inc.
NewCity Communications of Syracuse, Inc.
NewCity Communications of Tulsa, Inc.
NewCity Tulsa Tower, Inc.
NewCity Broadcasting Company, Inc.
NewCity Communications of Orange, Inc.
NewCity Communications of Daytona, Inc.
NewCity Communications of Connecticut, Inc.
On Tour Presents
Park City Productions, Inc.
WCKG, Inc.
WHIO, Inc.
WSB, Inc.
WWRM, Inc.